Exhibit 10.28

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 23, 2022

Principal Amount: $950,000.00

AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, PishPosh, Inc., a Delaware corporation (the “Borrower”), promises to pay to Dov Kurlander, an individual with an address at 601 Brower Ave., Toms River, NJ 08755, or his registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Nine Hundred and Fifty Thousand Dollars ($950,000.00) (the “Principal Amount”), together with interest thereon accruing as set forth in Section 2(a) of this amended and restated convertible promissory note (this “Note”), from the date of this Note (the “Original Issue Date”). Unless earlier (i) converted into shares of Common Stock, $0.000001 par value per share (“Common Stock”), of the Borrower pursuant to Section 4 of this Note, or (ii) prepaid by the Borrower, the aggregate outstanding Principal Amount and accrued and unpaid interest thereon shall be due and payable by the Borrower on the Maturity Date (as defined below).

This Note amends and restates in its entirety that certain Convertible Promissory Note issued to Holder as of the Original Issuance Date in the original principal amount of $950,000.00, as amended and extended pursuant to that certain Promissory Note Extension Agreement dated as of April 5, 2023 (the “Original Note”), which Original Note is hereby rendered void ab initio.

Other than certain outstanding credit card receivable balances payable to Holder which as of the date of this Note equal $799,107.27, the Holder hereby acknowledges that this Note represents the total outstanding balance owed to Holder by Borrower in connection with outstanding liabilities due and payable to Holder.

This Note is subject to the following additional provisions:

Section 1.           Repayment.

The entire unpaid Principal Amount, together with all accrued and unpaid interest thereon, and all costs, charges and other expenses due or assessable under this Note shall be due and payable on the earlier of (i) December 31, 2023 or (ii) such earlier date on which all such amounts shall become due and payable pursuant to Section 6 hereof (such date, the “Maturity Date”).

Section 2.         Interest, Conversion/Exchange and General Provisions.

(a)          Interest Rate. The unpaid Principal Amount of this Note shall bear interest at the rate of five percent (5%) per annum, simple interest (the “Interest Rate”), from the Original Issue Date through the Maturity Date. Interest shall be paid in arrears and shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

(b)          Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note.

(c)          Application of Payments. Payments made in connection with this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, in the inverse order of the payment dates therefore, unless Holder determines to apply payments in a different order or applicable law requires a different application of payments.

(d)          Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s address as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

Section 3.           Registration of Transfers and Exchanges.

(a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)          Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary. For purposes of this Note, the term “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

Section 4.          Conversion.

Subject to applicable stock exchange listing rule limitations (including, if applicable, approval by the Borrower’s stockholders), at any time or times on or after the date of the consummation of the Borrower’s initial public offering and listing of its Common Stock on a national securities exchange (the “IPO Date”), the outstanding Principal Amount and accrued but unpaid interest under this Note shall automatically convert, without any action on the part of Holder, into validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (as defined below). “Conversion Price” means 100% of the price at which the Borrower consummates its initial public offering of its Common Stock on the IPO Date. On the IPO Date Borrower shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system. Upon such conversion of this Note, Holder hereby agrees to execute and deliver to the Borrower the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Borrower whereby the Holder agrees to indemnify the Borrower from any loss incurred by it in connection with this Note) for cancellation; provided, however, that this Note shall be deemed converted and of no further force and effect as of the IPO Date, whether or not it is delivered for cancellation as set forth in this sentence.

Section 5.          Prepayment and Redemption. The outstanding Principal Amount, accrued but unpaid interest, fees and penalties may be prepaid by Borrower at any time for cash prior to the Maturity Date.

Section 6.             Events of Default.

(a)         “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            Borrower’s failure to pay (A) the Principal Amount or accrued and unpaid interest thereon under this Note or (B) damages and other amounts owing to Holder under this Note, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise), which failure is not cured within the earlier to occur of (A) five (5) business days after notice of such failure sent by the Holder to Borrower and (B) ten (10) business days after Borrower has become or should have become aware of such failure;

ii.         Borrower shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

iii.         Borrower shall agree to sell or dispose of all or in excess of 51% of its assets in one transaction or a series of related transactions other than in the ordinary course;

iv.         any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

v.           any dissolution, liquidation or winding up by Borrower;

vi.         cessation of operations by Borrower;

vii.         the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with seven (7) calendar days after written notice to the Borrower from the Holder;

viii.         Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

ix.         Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

(b)          Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default occurs, the outstanding Principal Amount of this Note, accrued and unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law (together with the outstanding Principal Amount of this Note, accrued and unpaid interest, liquidated damages and other amounts owing in respect thereof, the “Mandatory Default Amount”). Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.          Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(i) if to Borrower, to:

PishPosh, Inc.

Attn: Jesse Sutton, CEO

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

Email: Jesse@pishposhbaby.com

with a copy to (which shall not constitute notice):

Meister Seelig & Fein LLP

125 Park Avenue, 7th Fl.

New York, NY 10017

Attn: Louis Lombardo

Email: ll@msf-law.com

and (ii) if to the Holder, to the address indicated on the front page of this Note.

(b)          Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower.

(c)          Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

(d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

(e)          Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

(f)          Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)          Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

(i)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j)          Amendment. Unless otherwise provided for hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

(k)          Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

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(Signature Pages Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 21st day of June 2023.

PISHPOSH, INC.

By:	/s/ Charlie Birnbaum
Name:	Charlie Birnbaum
Title:	Chief Executive Officer

ACCEPTED, AGREED AND
ACKNOWLEDGED:

By:	/s/ Dov Kurlander
Name:	Dov Kurlander